Exhibit 2.3

STRICTLY PRIVATE AND CONFIDENTIAL

Put Option

relating to EMI Music France

SAS

Dated                                                                  6 February 2013

Warner Music Holdings BV (1)

WMG Acquisition Corp. (2)

EMI Music France Holdco Limited (3)

Universal International Music BV (4)

THE USE OF THE FOLLOWING NOTATION IN

THIS EXHIBIT INDICATES THAT A CONFIDENTIAL

PORTION HAS BEEN OMITTED PURSUANT TO A

REQUEST FOR CONFIDENTIAL TREATMENT AND

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE SECURITIES AND

EXCHANGE COMMISSION: [***].

Execution Version

WARNER MUSIC HOLDINGS BV (the “Buyer”) Olympia 2 1213 NT Hilversum Netherlands	WMG ACQUISITION CORP. (the “Buyer’s Guarantor”) 75 Rockefeller Plaza New York, New York 10019

EMI MUSIC FRANCE HOLDCO LIMITED (the “Seller”)

27 Wrights Lane

London W8 5SW

United Kingdom

For the attention of: Richard Constant

UNIVERSAL INTERNATIONAL MUSIC BV (the “Seller’s Guarantor”)

Gerrit van der Veenlaan 4

3743 DN Baarn

The Netherlands

For the attention of: Richard Constant

6 February 2013

STRICTLY PRIVATE AND CONFIDENTIAL

Dear Sirs,

We refer to our recent discussions relating to the terms and conditions of the contemplated transfer to the Buyer of 100% of the share capital and voting rights of EMI Music France SAS, a société par actions simplifiée registered under the laws of France under number 542 103 569 RCS Paris having its registered office located at 118-126 rue du Mont Cenis, 75018 Paris, France (the “French Target Company”), which are reflected in the form of share sale and purchase agreement attached to this letter (“Letter”) as Schedule 1 (the “SPA”) (the “Transaction”).

Capitalised terms used in this Letter shall, unless otherwise defined herein, have the meaning ascribed to them in the SPA.

This Letter sets out the terms on which the Buyer irrevocably grants to the Seller an option to require the Buyer to acquire full ownership of all of the French Target Shares under the terms of the SPA (the “Option”).

Each of the Buyer and the Buyer’s Guarantor, acknowledges and agrees that as at the date of this Letter:

(a)	no final decision has been taken by the Seller as to whether the Seller will exercise the Option (as granted by the Buyer on the terms set out in this Letter); and

(b)	each of the Buyer and the Buyer’s Guarantor has executed the SPA.

1	Grant and Exercise of Option

1.1	The Buyer hereby irrevocably grants to the Seller, on the terms set out in this Letter, the Option.

1.2	By signing this Letter, the Seller agrees to the terms of the Option as set out in this Letter.

1.3	In order to validly exercise the Option, the Seller shall serve a written notice of exercise of the Option, in the form set out in Schedule 2 to this Letter (the “Notice”), on the Buyer in respect of all (and not part only) of the French Target Shares.

1.4	France Completion shall be conditional on Completion having occurred in accordance with the Main SPA and in accordance with the terms and conditions of the SPA.

1.5	The Option may only be exercised following or on the Date of Completion of the Consultation Process.

1.6	A Notice given under this Letter pursuant to paragraph 1.3 above shall be deemed to have been validly given to the Buyer if served in accordance with the terms of clause 13.2 of the SPA.

2	The SPA

2.1	For purposes of this Letter:

(a)	“Execution Date” shall mean the date of execution of the SPA by each of the Seller and the Seller’s Guarantor, the Buyer and the Buyer’s Guarantor.

(b)	“Date of Completion of the Consultation Process” shall mean [***]:

2.2	Each of the Buyer and the Buyer’s Guarantor hereby acknowledges and agrees that neither the Seller nor the Seller’s Guarantor shall:

(a)	be bound by the SPA before the Execution Date; or

(b)	have any obligation to execute the SPA before or after the Date of Completion of the Consultation Process.

3	Expiry Date

If the Main SPA is terminated in accordance with its terms, the Option shall immediately lapse (the date of such lapse, the “Expiry Date”) and accordingly each of the Buyer and the Buyer’s Guarantor shall be released from their obligations under this Letter (and including for the avoidance of doubt the SPA) without any liability attaching to either of them, save in the case of breach of the covenants in this Letter, fraud or bad faith by either of them.

4	Information and consultation of the Workers Council

4.1	The Seller shall use its reasonable endeavours to procure that:

(a)	the consultation process with the Workers Council is conducted in a timely manner and with the consultation of the Buyer by the Seller acting reasonably;

(b)	the management of the French Target Company (the “Management”) informs and consults with the Workers Council on the Transaction in order to obtain the Opinion (the “Consultation Process”);

(c)	Management convenes the Workers Council to a first meeting to be held no later than five business days (a business day being a day other than a Saturday, Sunday or a public holiday in either of England and Wales or France) following the date of this Letter;

(d)	the Workers Council delivers the Opinion as soon as reasonably practicable; and

(e)	at any time prior to the Date of Completion of the Consultation Process, another meeting of the Workers Council is convened as soon as reasonably practicable by Management following any meeting of the Workers Council at which the Opinion is not delivered.

4.2	The Seller shall keep the Buyer reasonably informed on a regular basis of the progress of the Consultation Process and any difficulties or delays in connection with or arising from such

Consultation Process which the Seller believes (acting reasonably) may interfere with, delay or impair Main SPA Completion. The Seller shall consult with the Buyer and have regard to and take into consideration any reasonable comments made by the Buyer with respect to the Consultation Process.

4.3	Each of the Buyer and the Buyer’s Guarantor acknowledges and agrees that the Workers Council will be convened by Management to any meeting or subsequent meeting in connection with the Consultation Process, as set out in paragraph 4.1 of this Letter.

4.4	The Buyer shall:

(a)	co-operate with the Seller and assist in good faith with the Consultation Process and, if so requested by the Seller, participate in discussions or meetings with the Workers Council;

(b)	not undertake or consent to any act likely to prejudice an expeditious outcome of the Consultation Process; and

(c)	consider in good faith any issues and proposals in relation to the Transaction that may be raised as part of the Consultation Process.

5	Exclusivity

5.1	Unless otherwise provided herein, as from the date of this Letter and until the earlier of:

(a)	the Execution Date; or

(b)	the Expiry Date,

(the “Exclusivity Period”), each of the Seller and the Seller’s Guarantor undertakes:

(i)	not to, directly or indirectly, solicit, encourage or induce any discussions or offers from any third parties for the French Target Shares or for any assets held by the French Target Company; and

(ii)	not to enter into or pursue any discussions or negotiations with any third party in relation to the sale of the French Target Shares or of any assets held by the French Target Company; or

(iii)	not to, directly or indirectly, offer for sale or sell, transfer, grant any option, right or pledge over or in respect of, or otherwise dispose of all or part of the outstanding issued share capital and voting rights or assets of the French Target Companies or enter into any agreement or accept any offer in any such respect.

5.2	Notwithstanding anything to the contrary in this Letter, each of the Seller and the Seller’s Guarantor shall be released from its obligations hereunder if the Date of Completion of the Consultation Process does not fall before the Expiry Date, without any liability attaching to either of them.

6	Governing law and jurisdiction

This Letter shall be governed by the laws of England and Wales and any dispute relating to validity, interpretation or application shall fall within the exclusive jurisdiction of the courts of England and Wales.

This Letter is executed as a deed by the parties and is delivered and takes effect on the date at the beginning of this Letter.

Executed as a deed by Warner Music Holdings BV acting by:

/s/ M.R. Jessurun
[signature of authorised signatory]

M.R. Jessurun
[print name of authorised signatory] Authorised Signatory in the presence of:

/s/ J.W.F.M. Van Der Schoot
[signature of witness]

J.W.F.M. Van Der Schoot
[print name of witness]

Address Olympia 2 1213 NT Hilversum The Netherlands Occupation Finance Director

Executed as a deed by WMG Acquisition Corp. acting by:

/s/ Paul Robinson
[signature of authorised signatory]

Paul Robinson
[print name of authorised signatory] Authorised Signatory in the presence of:

/s/ Thomas Marcotullio
[signature of witness]

Thomas Marcotullio
[print name of witness]

Address 75 Rockefeller Plaza New York, NY 10019 Occupation Lawyer

Acknowledged and accepted by:

Executed as a deed by EMI Music France Holdco Limited acting by:

/s/ Richard Constant
[signature of director]

Richard Constant
[print name of director] Director in the presence of:

/s/ Matthew Pearson
[signature of witness]

Matthew Pearson
[print name of witness]

Address SJ Berwin LLP 10 Queen Street Place London Occupation Trainee Solicitor

Executed as a deed by Universal International Music BV acting by:

/s/ N.P. Van Den Hoven
[signature of director]

N.P. Van Den Hoven
[print name of director] Director in the presence of:

/s/ J. Toorop
[signature of witness]

J. Toorop
[print name of witness]

Address Kapittelweg 408 1216 JS Hilversum Occupation Management Assistant